As filed with the Securities and Exchange Commission on February 4, 2026

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

5E Advanced Materials, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	87-3426517
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

9329 Mariposa Road, Suite 210

Hesperia, California 92344

Telephone: (442) 221-0225

(Address of Principal Executive Offices) (Zip Code)

Amended and Restated 5E Advanced Materials, Inc. 2022 Equity Compensation Plan (as amended)

(Full Title of the Plan)

Paul Weibel

President and Chief Executive Officer

5E Advanced Materials, Inc.

9329 Mariposa Road, Suite 210

Hesperia, California 92344

(Name and Address of Agent for Service)

(442) 221-0225

(Telephone Number, including Area Code, of Agent for Service)

Copies to:

Drew Capurro, Esq.

Latham & Watkins LLP

650 Town Center Drive, 20th Floor

Costa Mesa, CA 92626

Telephone: (714) 540-1235

Fax: (714) 755-8290

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☒

EXPLANATORY NOTE

This Registration Statement on Form S-8 is being filed for the purpose of registering an additional 500,000 shares of common stock, par value $0.01 per share (the “Common Stock”) of 5E Advanced Materials, Inc. (the “Registrant”) issuable under the Amended and Restated 5E Advanced Materials, Inc. 2022 Equity Compensation Plan (the “Plan”) following stockholder approval of an amendment to the Plan at the Registrant’s 2025 Annual Meeting of Stockholders held on December 8, 2025. Two prior Registration Statements of the Registrant on Form S-8 relating to the Plan are effective.

INCORPORATION BY REFERENCE OF CONTENTS OF

REGISTRATION STATEMENTS ON FORM S-8

Except as set forth below, in accordance with Instruction E to Form S-8, the contents of the Registration Statements on Form S-8 (File Nos. 333-264136 and 333-285886), including any amendments thereto, previously filed with the Securities and Exchange Commission, relating to shares of Common Stock issuable pursuant to the Plan, is incorporated by reference herein.

Item 8. Exhibits.

Exhibit No.	Description
4.1

Amended and Restated Certificate of Incorporation of 5E Advanced Materials, Inc. (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed with the SEC on January 19, 2024).

4.2

Certificate of Amendment to Amended and Restated Certificate of Incorporation of 5E Advanced Materials, Inc., dated February 14, 2025 (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed with the SEC on February 18, 2025).

4.3	Second Amended and Restated Bylaws of 5E Advanced Materials, Inc. (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed with the SEC on November 1, 2024).
5.1+	Opinion of Latham & Watkins LLP, counsel to the Registrant.
23.1+	Consent of PricewaterhouseCoopers LLP, Independent Registered Public Accounting Firm.
23.2+	Consent of Latham & Watkins LLP (included in Exhibit 5.1).
23.3+	Consent of Miocene, Inc.
23.4+	Consent of Fluor Enterprises, Inc.
23.5+	Consent of Geomega, Inc.
23.6+	Consent of Escalante Geological Services LLC.
23.7+	Consent of Paul Weibel, CPA, 5E Advanced Materials, Inc.
24.1+	Power of Attorney (included on signature page below).
99.1	Amended and Restated 5E Advanced Materials, Inc. 2022 Equity Compensation Plan (incorporated by reference to exhibit 10.1 to the Registrant’s Current Report on Form 8-K filed on March 4, 2025).
99.2

Amendment to the Amended and Restated 5E Advanced Materials, Inc. 2022 Equity Compensation Plan (incorporated by reference to exhibit 10.1 to the Registrant’s Current Report on Form 8-K filed on December 8, 2025).

107*	Filing Fee Table.

+Filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Hesperia, California, on this 4th day of February 2026.

5E ADVANCED MATERIALS, INC.
By:	/s/ Joshua Malm
Joshua Malm
Chief Financial Officer, Treasurer and Corporate Secretary

POWER OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints Paul Weibel and Joshua Malm, or either of them, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to file and sign any and all amendments, including post-effective amendments, to this registration statement, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes may lawfully do or cause to be done by virtue hereof. This power of attorney shall be governed by and construed with the laws of the State of Delaware and applicable federal securities laws.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signatures	Title	Date
/s/ Paul Weibel Paul Weibel	President and Chief Executive Officer (Principal Executive Officer)	February 4, 2026
/s/ Joshua Malm Joshua Malm	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	February 4, 2026
/s/ Graham van’t Hoff Graham van’t Hoff	Chairman of the Board	February 4, 2026
/s/ Curtis Hébert Curtis Hébert	Director	February 4, 2026
/s/ Barry Dick Barry Dick	Director	February 4, 2026
/s/ Bryn Jones Bryn Jones	Director	February 4, 2026